Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit10.24BA

ONE HUNDRED SECOND AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

TIME WARNER CABLE INC.

This One Hundred Second Amendment (the “Amendment”) is made by and between CSG Systems, Inc., (“CSG”), and Time Warner Cable Inc. (“TWC”).  CSG and TWC entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003 (CSG document no. 1926320), and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and TWC agree to the following as of the Effective Date:

1.

Customer desires to replace its **** Direct Connection of Data Communications Services with a *** (**) ******** circuit (the "Circuit") in Customer's ********** ***** ******** location.  Customer is responsible for the Circuit and any equipment associated with the Circuit.  CSG will provide the necessary hardware and connectivity to the Circuit and maintenance of such hardware and connectivity.  As a result, Schedule F of the Agreement will be amended to delete Section D to the Data Communications Services section of Schedule F and shall be replaced as follows:

Description of Item/Unit of Measure	Frequency	Fee
D. Direct Connection (Note 1) (Note 2) (Note 5)
•Direct Connect Installation Fee	********	$**********
•Direct Connect Maintenance and Support Fee (Note 3) (Note 4)	********	$**********

Note 1: Direct Connects must be reviewed and approved by a CSG engineer.

Note 2: Implementation of the Circuit shall be set forth in that certain Statement of Work entitled "Implement Upgrade Direct Connections of Data Communications Services" (CSG document no. 4108937).

Note 3: The ****** Maintenance and Support Fee shall be subject to the annual adjustment to fees, pursuant to Section 5.4 of the Agreement.

Note 4: Upon completion of the implementation of the Circuit as provided in the Statement of Work entitled “Implement Upgrade Direct Connections of Data Communications Services” CSG shall invoice Customer on a ******* ******** basis through ***** *** ****.  Customer and CSG agree the prorated amount shall be based upon the difference between the Direct Connect Maintenance and Support Fee and the previously paid **** Direct Connection of Data Communications Services ********** Maintenance and Support Fee.  Thereafter, CSG will invoice Customer on an ********** basis in accordance with the Agreement.

Note 5: Customer is responsible for connectivity to the CSG ******** ******** ********.  CSG agrees to provide ********** ********** as requested by Customer which shall not exceed ****** (**) *****.

THIS AMENDMENT is executed as of the day and year last signed below (the “Effective Date").

TIME WARNER CABLE INC. (“TWC”)	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Todd Dolan	By: /s/ Joseph T. Ruble
Name: Todd Dolan	Name: Joseph T. Ruble
Title: Group Vice President	Title: EVP, CAO & General Counsel
Date: January 15, 2016	Date: 28 Jan 2016